UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2007

Adaptec, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

691 S. Milpitas Blvd.
Milpitas, California    95035
(Address of principal executive offices including zip code)

(408) 945-8600
(Registrant's telephone number, including area code)

      N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2007, the Board of Directors of Adaptec, Inc. (the "Company") approved an incentive performance agreement (the "Agreement") for Mr. S. "Sundi" Sundaresh, the Company's Chief Executive Officer. The Agreement provides that, subject to the successful completion of a performance goal by September 30, 2007, Mr. Sundaresh will be paid up to two months of his current base salary (subject to applicable withholdings) on November 23, 2007 if he is still employed by the Company on that date. In addition, upon the successful completion of two additional performance goals by March 31, 2008, Mr. Sundaresh will be paid up to four months of his current base salary (subject to applicable withholdings) on April 10, 2008 if he is still employed by the Company on that date. This incentive bonus is in addition to, and not in lieu of, any payment that Mr. Sundaresh is eligible to receive under the Adaptec Incentive Plan or any severance benefits he is entitled to receive under his employment agreement.

If Mr. Sundaresh terminates his employment voluntarily or is terminated for cause prior to an incentive bonus payment date, he will not be entitled to receive the incentive bonus payment related to such date. The term "cause" is defined in the Agreement to mean (1) a deliberate or serious breach of his material duties as assigned by the Company; (2) refusal or unwillingness to perform such duties; or (3) arrest or conviction of a felony, a serious violation of the law, or other crime involving moral turpitude, fraud, misappropriation of funds, habitual insobriety or illegal drug use.

If Mr. Sundaresh is involuntarily terminated (1) on or within nine months following a Change in Control, as such term is defined in the Company's 2004 Equity Incentive Plan, or (2) other than for cause, then Mr. Sundaresh will be entitled to receive both incentive bonus payments without regard to the achievement of the performance goals.

The Company has agreed to require any successor or assignee in connection with any sale, transfer or other disposition of all or substantially all of the Company's assets or business expressly to assume and agree to perform the Company's obligations under the Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place. The Company also agreed to cover all of Mr. Sundaresh's legal expenses incurred by him to enforce the Agreement following a Change of Control.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adaptec, Inc.

By: /s/ CHRISTOPHER G. O'MEARA Christopher G. O'Meara Vice President and Chief Financial Officer

September 6, 2007

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